                                   EXIHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                               January 11, 2000

Oak Technology, Inc.
139 Kifer Court
Sunnyvale, California 94086

              Re: Oak Technology, Inc.- Registration Statement for Offering of an Aggregate of 3,322,537 Shares of Common Stock

Dear Ladies and Gentlemen:

         We have acted as counsel to Oak Technology, Inc. a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,322,537 shares of the Company's common stock (the "Shares") issuable pursuant to outstanding options under the Xionics Document Technologies, Inc. 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1996 Director Stock Option Plan as assumed by the Company in connection with the Company's acquisition of Xionics Document Technologies, Inc (the "Assumed Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Company's assumption of the Assumed Plans and the options outstanding thereunder. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the Assumed Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Assumed Plans or the Shares.

                                Very truly yours,

                             /s/ BROBECK, PHLEGER & HARRISON LLP